UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7459 So. Lima Street, Englewood, CO 80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Arrow Electronics, Inc. (the “Company”) was held on May 4, 2011. The proposals are described in the Company’s Proxy Statement in connection with the 2012 Annual Meeting of Shareholders. As of the record date, there were a total of 111,768,403 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting 104,748,089  shares of common stock were represented in person or by proxy.  Therefore, a quorum was present.

Proposal 1 — Election of Directors

The number of directors is fixed at ten and the following persons were nominated to serve, and were elected, as directors of the Company. The voting results for each nominee were as follows:

Board Member	For	Withheld	Broker Non-votes
Barry W. Perry	97,525,865	1,871,220	5,351,004
Philip K. Asherman	98,109,153	1,287,932	5,351,004
Gail E. Hamilton	94,898,705	4,498,380	5,351,004
John N. Hanson	97,525,796	1,871,289	5,351,004
Richard S. Hill	97,032,601	2,364,484	5,351,004
M.F. (Fran) Keeth	99,191,694	205,391	5,351,004
Andrew C. Kerin	99,229,750	167,335	5,351,004
Michael J. Long	97,704,354	1,692,731	5,351,004
Stephen C. Patrick	99,190,143	206,942	5,351,004
John C. Waddell	98,735,974	661,111	5,351,004

Proposal  2 —  The ratification of the appointment of  Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012

The shareholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The appointment was ratified with 103,700,392  shares voting for, 1,003,033 shares voting against, and 44,664 shares abstaining.

Proposal 3 – Advisory vote on Executive Compensation

      The shareholders were asked to approve, on an advisory basis, the compensation paid to the Company’s executive officers, as described in the Company’s Proxy.  The proposal was passed by the shareholders with 96,827,508  shares in favor, 2,124,260 shares against, 445,317 shares abstaining, and 5,351,004 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: May 9, 2012	By: /s/ Peter S. Brown
Name: Peter S. Brown
Title: Senior Vice President